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                              EXHIBIT 10.9

                            46-47 ASSOCIATES
                      1133 Avenue of the Americas
                           New York, NY  10036



                                March 16, 1994



United States Trust Company of New York
114 West 47th Street
New York, NY  10036

Gentlemen:

United States Trust Company of New York (the "Licensee") entered into a lease dated as of September 10, 1987, as the same was modified by various letter agreements and amended by Lease Modification Agreement dated as of December 7, 1987 and Second Lease Modification Agreement dated as of May 10, 1993 (collectively, the "Lease"), pursuant to which Licensee, as Tenant, leased from 46-47 Associates, as Landlord (the "Licensor"), and Licensor leased to Licensee, those certain premises compromising part of sub-basement, basement, first (1st) floor (except public portions), second (2nd) through fifteenth (15th) floors, and certain space on the sixteenth (16th) mechanical floor and on the roof, all in the building (the "Building") commonly known as 114 West 47th Street and located in New York City, New York. The term of the Lease commenced on November 14, 1989 and expires on November 30, 2014.

In connection therewith, Licensee has requested Licensor's permission to occupy Cellar 201 (the "Premises"), which the parties hereto agree shall be deemed to comprise approximately 1,833 square feet of space, and utilize same solely as a storage room, commencing on the date hereof and continuing thereafter on a month-to-month basis throughout the term of the Lease (the "License Period"), unless sooner terminated pursuant to the terms hereof. The undersigned is willing to allow such occupancy of the Premises during the License period by license granted by the undersigned to Licensee upon the terms contained herein.

The undersigned, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants to Licensee this license to (a) use and occupy the Premises during the License Period, and (b) have access to and from the Premises, solely during the License Period, on the terms and provisions of this license and the applicable terms and provisions of the Lease, all of which terms and provisions (collectively, the "Provisions"), are incorporated into this license and made a part hereof as if fully set forth herein, except as may be otherwise expressly provided for in this license or as may be inconsistent with the terms, scope and/or purpose hereof (this license and the Provisions are hereinafter collectively referred to as the "License"). Anything to the contrary in the foregoing sentence notwithstanding, no lease is created, or shall be deemed to be or have been created, hereby or by any course of conduct between the undersigned,
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46-47 Associates and Licensee with respect to the Premises.  Licensee has neither any leasehold estate or interest in the Premises, nor any right title or interest in or to the Premises whatsoever, except as expressly provided by this License.

This License shall permit Licensee to use and occupy the Premises, but only in the manner set forth in and subject to the terms and conditions of this License, and subject further to the following conditions:

     1. The following provisions of the Lease shall be deemed inapplicable to Licensee's use and occupancy of the Premises and deleted from the Provisions:

          Articles 1-5 (except for the second sentence of Section 5.01, the first sentence of Section 5.02, and entire Section 5.03); Sections 6.01 C-E, 6.05 and 6.06; Article 7 (except for Sections 7.02(c) and 7.03(b), (c) and (g); Article 8 (after "others" [followed by a period] on line 5 of Section 8.01A);
          Article 9 (except for the first sentence of Section 9.01, and the first sentence of Section 9.02 up to the word "mortgage" [followed by a period] on line 7); Sections 10.02 and 10.05;
          Article 13 (after "Premises" [followed by a period] on line 6 of Section 13.01, except for the last paragraph of Section
          13.03 and entire Section 13.04 B); Article 15 (except for Sections 15.01, 15.02, 15.04 (omitting the penultimate sentence of 15.04), and the entire 15.05); Section 17.05; the last two sentences of Section 18.01; Section 18.04; Articles 21-25 and 32; the first four words of Section 33.01 and entire Sections
          33.11 and 33.12; Articles 34 and 37; Schedules A, A-1 and B; and Exhibits A - H.

     2. Licensee shall pay to Licensor, as an occupancy fee for this License, $2,596.76 per month on the first day of each and every month during the period this License is in full force and effect. If Licensee first occupies the Premises on a day other than the first day of the month, then the occupancy fee shall be prorated upon the actual occupancy date. The occupancy fee shall remain fixed at the foregoing amount so long as this License shall remain in full force and effect. The first monthly installment of the occupancy fee shall be paid upon delivery of the Premises to Licensee.

     3. Unless Licensee shall be in default under the terms of this License, Licensee may, at its own cost and expense, move its office equipment and furniture into the Premises, and store it therein, with no liability on Licensor's part (except for Licensee's actual out-of-pocket expenses incurred as a direct result of the negligence of Landlord, its agents and employees) for any damage or loss relating thereto, until the effective date of revocation or earlier termination of this License.

     4. Licensee shall not be deemed or construed to be a tenant or as having any leasehold, tenancy or any other rights or interests whatsoever in the Premises except as expressly set forth herein.
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     5.   Subject to the provisions of Section 7 hereof, Licensee shall, during its use and/or occupancy of the Premises, comply in the Premises with all laws, orders, ordinances, regulations and requirements of all governmental authorities having jurisdiction over Licensor, Licensee, or the Premises, and upon vacating the Premises, Licensee shall surrender the same vacant, broom-clean and in good condition and repair.

      6. Licensee has inspected the Premises, and accepts possession of the same in its "as-is" condition as of the date hereof, and Licensor shall have no obligation whatsoever to perform any work or furnish any materials, or supply any services other than electricity for lighting and electrical power and elevator service, in connection with Licensee's use and occupancy of the Premises.

     7. In connection with Licensee's obligation to comply with all laws and ordinances as provided for under Section 5 hereof and Article 6 of the Provisions, and in addition to any exceptions to Licensee's compliance obligations which may be contained herein, Licensee shall have no obligation to cure any violation of, or any condition violative of, any applicable law or ordinance if such violation or condition arose or existed prior to Licensee's taking possession of the Premises and such condition would otherwise be deemed a violation upon (a) its discovery or
(b) the mere passage of time, nor shall Licensee have any obligation to comply with any law or ordinance applicable because of the use of the Premises as a storage facility and not due to the particular manner of use of the Premises by Licensee.

     8. The parties hereto hereby acknowledge their mutual understanding and agreement that (a) this License is granted to Licensee in connection with, and in respect of, the Lease and (b) this License is intended solely as an accommodation by Licensor of Licensee's need for temporary storage space in the Building.

     9. Licensor further agrees that, except for Licensor's right to cancel this License as provided for in Section 12 hereof, Licensor shall not revoke this License during the License Period unless or until Licensee shall be in default of any of the terms or conditions of this License or of the Lease, after notice and the expiration of any applicable cure period.

    10. Licensee further agrees that it shall not cause or permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from the Premises or the Building, except for "Hazardous Materials" (such as paint, and cleaning and photocopying fluids) that are customarily utilized in the maintenance and operation of offices, provided such items are used and stored as may be directed by the manufacturer thereof and in compliance with laws and/or the requirements of public authorities. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable, explosive or radioactive materials; hazardous wastes; hazardous and toxic substances or related materials; asbestos or any material containing asbestos or any other such substance or material, as defined by any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation
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and Liability Act of 1980, as amended; the Hazardous Materials
Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of breach of the provisions of this Section 10, Licensor shall, in addition to all of its rights and remedies under this License, or the Lease, and pursuant to law, require Licensee to remove any such Hazardous Materials from the Premises or the Building in the manner prescribed for such removal by all requirements of law. The provisions of this Section 10 shall survive the expiration or sooner termination of this License.

    11. At any time during the License Period, Licensee may cancel this License effective as of the last day of a calendar month by giving Licensor not less than thirty (30) day's prior written notice of such cancellation, and upon the expiration of said thirty (30) days, the term of this License shall end as fully and completely as if such date were originally fixed herein for the expiration of said term.

    12. At any time after the first twelve (12) months of the License Period, Licensor may cancel this License effective as of the last day of a calendar month by giving Licensee not less than thirty (30) days' prior written notice of such cancellation, and upon the expiration of said thirty (30) days, the term of this License shall end as fully and completely as if such date were originally fixed herein for the expiration of said term.

    13. Licensor and Licensee hereby covenant, warrant and represent that there was no broker or finder instrumental in consummating this License.

    14. This License is a personal privilege inuring the benefit only of Licensee and is not assignable by Licensee.

                                Very truly yours,

                                46-47 ASSOCIATES, LICENSOR




                                NAME:  Douglas Durst
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                                TITLE:  Partner
                                      -------------------

UNITED STATES TRUST COMPANY OF NEW YORK, LICENSEE

NAME:  Frederick S. Wonham
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TITLE:  Vice Chairman
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